UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                           FORM 8-K -- CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        November 21, 2002
                                                  ------------------------------



                            PATRICK INDUSTRIES, INC.
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               (Exact Name of Registrant as Specified in Charter)



           Indiana                         0-3922                35-1057796
(State or other jurisdiction of     Commission File Number    (I.R.S. Employer
incorporation or organization)                               Identification No.)




1800 South 14th Street, P.O. Box 638, Elkhart, Indiana              46515
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(Address of principal executive offices)                          (Zip Code)

                                 (574) 294-7511
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               Registrant's telephone number, including area code


                                 Not Applicable
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              (Former name, former address and former fiscal year,
                         if changed since last report.)

Item 9.  Regulation FD Disclosure.

         On November 15, 2002 Patrick Industries, Inc. (the "Company") was notified that Oakwood Homes Corporation ("Oakwood"), one of its major customers, had filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware. Oakwood remains in possession of its assets and continues to operate its business as a "debtor-in-possession" pursuant to
Section 1107(a) and 1108 of the bankruptcy code. At the time of filing by Oakwood, the Company had unsecured exposure related to accounts receivable, inventory, and customer checks still in transit. The Company determined that it is probable that these assets are unlikely to be recovered and decided to increase its allowance for doubtful accounts and inventory reserves by the estimated amount of the exposure. Accordingly, the Company will take a pre-tax charge against fourth quarter earnings of approximately $1.6 million, or $.21 per share, net of tax. At September 30, 2002 the Company had pre-tax earnings of approximately $1.8 million, or $.23 per share, net of tax.

         Due to recent events in the Manufactured Housing industry, including the bankruptcy mentioned above, the Company has decided to implement more restrictive credit policies and limit any further exposure specifically related to Oakwood and one other major customer. Together, these two customers account for approximately 12% of the Company's consolidated net sales and on a segment basis in the laminating, distribution, and wood segments, they account for approximately 5%, 25%, and 7%, respectively. The Company has been informed that these customers will be looking for alternate suppliers. Sales levels over the next year will most likely decline when compared to 2002 as a result of this decision. Management will assess the impact of this reduced sales volume and will be proactive in continuing its efforts with regards to cost reduction and plant consolidation in order to operate more efficiently at reduced volumes.



SAFE HARBOR STATEMENT

         Statements that do not address historical performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on a number of assumptions, including but not limited to; (1) continued domestic economic growth and demand for the Company's products; and (2) the Company's belief with respect to its capital expenditures, seasonality, and inflation. Any developments significantly deviating from these assumptions could cause actual results to differ materially from those forecast or implied in the aforementioned forward-looking statements.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                    PATRICK INDUSTRIES, INC.
                                                    (Company)


                                                    /s/ Andy L. Nemeth
                                                    ----------------------------
                                                    Andy L. Nemeth
                                                    (Secretary-Treasurer)
                                                    (Chief Financial Officer)

Date:  November 21, 2002